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                                                                 Exhibit 3.11(a)

                          CERTIFICATE OF INCORPORATION

                                       OF

                        RENT-A-CAR COMPANY, INCORPORATED

      THIS IS TO CERTIFY That we do hereby associate ourselves to establish a corporation under and by virtue of the provisions of the Laws of the State of Virginia, for the purposes and under the corporate name hereinafter mentioned, and to that end we execute, file and record this certificate, setting forth as follows:

                                    ARTICLE A

      The name of the corporation is to be RENT-A-CAR COMPANY, INCORPORATED.

                                    ARTICLE B

      The principal office of the corporation is to be in the City of Richmond, Virginia.

                                   ARTICLE C.

      The purposes and objects for which said corporation is formed are:

      1. To buy, sell, lease, own and deal in any and all types of automotive vehicles and in this connection to conduct a "for hire" automobile business in the City of Richmond and other points and places within and without the State of Virginia.

      2. To own, operate and maintain garages, service stations and other places of business offering "for hire" automobile or vehicle service, and to sell life and accident insurance, as agent for insurance companies, to the general public.

      3. To buy, sell, deal in and deal with automobile tires, tubes, batteries and any and all other equipment and accessories used in connection with automobiles and motor vehicles generally.
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      4. To buy, sell, deal in and deal with gasoline, benzine, motor fuel of any and all kinds, motor oils, greases and lubricants, and any and all other petroleum products and similar products used in and for, or about automobiles, motor vehicles and motor engines generally.

      5. To acquire by purchase, lease or otherwise, and to own, hold, occupy, maintain and operate, or to lease to others to operate, retail and wholesale stores and repair shops, and to engage in the business of buying, selling, distributing, delivering, dispensing and generally dealing in at wholesale and retail all of the above supplies, and in addition thereto any and all supplies usual or incidental to any of the above-mentioned businesses.

      6. To purchase, lease on royalty, or otherwise, acquire by license, concession, grant, or in any other manner, real and/or personal property, and any rights or interest therein, wherever situate, and to own, hold, develop, sell, encumber or lease same, or in any other manner turn same to account.

      7. To buy, hold, own, produce, sell or otherwise, dispose of, either as principal or agent, and upon commission or otherwise, all kinds of personal property whatsoever; and any or all articles of lawful trade, commerce or barter; to purchase, lease or otherwise acquire real estate, improved or unimproved; and to grant, sell, lease, encumber or otherwise dispose of the same in whole or in part; to purchase, manufacture, lease or otherwise acquire all necessary furniture, fixtures and equipment for the carrying on of the aforesaid objects or any or either of them, and to sell, encumber or otherwise dispose of the same in whole or in part.

      8. To purchase, acquire and take over the business and property, name, good will and assets of every kind and description, either as an entirety or any part or parts thereof of any corporation, partnership or individual conducting any of the aforesaid businesses.

      9. To acquire by purchase or other legal means and to dispose of by sale, lease, or otherwise, patents, patented machines, inventions, trade-marks and trade names, brands and formulae, which may be useful in the conduct of its business; and to apply for and obtain a copyright for any trade mark or trade name and a patent for any invention, which may be useful in its business, and to dispose of the same by sale or otherwise.

      10. To purchase or otherwise acquire or to guarantee or to become surety in respect to the stocks, bonds or securities and obligations of other similar corporations.


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      11. The business or purpose of the corporation is from time to time to do any one or more of the acts and things hereinbefore set forth, and it shall have power to conduct and carry on its said business or any part thereof, and to have one or more offices, and to exercise all or any of its corporate powers and rights in the State of Virginia, and in the various States, territories, colonies and dependencies of the United States, other than this State, and in the District of Columbia, and in any or all foreign countries.

      12. And, in general, may do all and everything necessary, incidental or proper for the accomplishment of any of the purposes, or the attainment of any of the objects, or the exercise of any of the rights and powers hereinbefore enumerated, either alone, or in association with any other corporation, firm or individual, and as principal, agent or contractor, and by or through agents or otherwise, and in general may engage in any or all lawful business whatever necessary or incidental to the business of the corporation, it being the intention and being hereby expressly provided that the objects, purposes and powers specified and clauses contained in this ARTICLE C shall, except where otherwise expressed, be no wise limited or restricted by reference to or inference from the terms of any other clause of this or any other article in this certificate of incorporation, but that the enumeration herein of specified objects, purposes and powers shall be construed to be in furtherance of, and not to limit or restrict in any manner, the general powers of said corporation bestowed hereby or now or hereafter conferred by law.

      13. There shall be no individual or personal liability on any stockholder beyond the obligation to pay for his stock in accordance with his contract of subscription.

                                    ARTICLE D

      The maximum amount of the capital stock of the corporation is to be FIFTY THOUSAND DOLLARS ($50,000.00), all of one class of common stock, divided into shares of the par value of ONE HUNDRED DOLLARS ($100.00) each. The minimum amount of the capital stock of the corporation is to be THREE HUNDRED DOLLARS ($300.00).

                                    ARTICLE E

      The period for the duration of the corporation is unlimited.


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                                    ARTICLE F

      The names and residences of the officers and directors, who, unless sooner changed by the stockholders, are for the first year to manage the affairs of the corporation, are as follows:

                                 O F F I C E R S

C. K. WRIGHT                    PRESIDENT & TREASURER              RICHMOND, VA.

HORACE BARNARD                  SECRETARY                          RICHMOND, VA.

                                D I R E C T O R S

C. K. WRIGHT                                                       RICHMOND, VA.

HORACE BARNARD                                                     RICHMOND, VA.

ROBERT D. BARNARD                                                  RICHMOND, VA.

      The stockholders of the corporation shall have authority to increase or decrease the number of the Board of Directors at any time or times hereafter, provided that there shall not be fewer than three (3) Directors of the corporation.

                                   ARTICLE G.

      The amount of real estate to which the holdings of the corporation are at any time to be limited is one thousand (1,000) acres.

                                   ARTICLE H.

      The following provisions are inserted for the regulation and conduct of the business and affairs of the corporation, and are intended to be in furtherance and not in limitation of, the powers conferred by the laws of the State of Virginia:

      1. The Board of Directors of the corporation shall have the power to adopt, and, from time to time, amend by-laws for the regulation and the conduct of the business of the corporation, by any by-laws so made, altered or amended, may be altered or repealed by the stockholders of the corporation.


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      2. Any officer elected or appointed by the Board of Directors, or by the stockholders, or any director of the corporation may be removed at any time with or without cause in such manner as may be provided by the by-laws of the corporation.

      3. The Board of Directors of the corporation shall have the power to hold meetings outside of the State of Virginia. They may keep the books, documents and papers of the corporation outside of the State of Virginia at such place as may be from time to time designated by the officers of the corporation, except as otherwise required by the laws of the State of Virginia, and at all times the principal office of the corporation shall be located within the State of Virginia.

      I N W I T N E S S W H E R E O F , We have hereunto set our hands and seals this 21st day of February, 1956:


                                            /s/ Thomas N. Parker, Jr.     (SEAL)
                                        ----------------------------------------
                                            Thomas N. Parker, Jr.


                                            /s/ Alex W. Neal, Jr.         (SEAL)
                                        ----------------------------------------
                                            Alex W. Neal, Jr.


                                            /s/ Irene D. Lucier           (SEAL)
                                        ----------------------------------------
                                            Irene D. Lucier

STATE OF VIRGINIA:

CITY OF RICHMOND, To-wit:

      I, Catharine C. Bullock, a Notary Public in an for the City of Richmond, State of Virginia, do hereby certify that THOMAS N. PARKER, JR., ALEX W. NEAL, JR. AND IRENE D. LUCIER, whose names are signed to the foregoing writing bearing date on the 21st day of February, 1956, have each this day personally appeared before me in my City and State aforesaid and acknowledged the same to me.

      Given under my hand this 21st day of February, 1956.

      My commission expires: January 31, 1959.

                                               /s/ Catharine C. Bullock
                                        ----------------------------------------
                                                    Notary Public.